Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the DURECT Corporation 2000 Stock Plan of our reports dated March 8, 2018, with respect to the financial statements and schedule of DURECT Corporation and the effectiveness of internal control over financial reporting of DURECT Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

August 2, 2018